                                   EXHIBIT C

                             LETTER OF TRANSMITTAL

                             Regarding Interests in

     GMAM ABSOLUTE RETURN STRATEGY FUND I, a series of GMAM ABSOLUTE RETURN
                              STRATEGIES FUND, LLC

                   Tendered Pursuant to the Offer to Purchase
                            Dated September 1, 2011

                       THIS LETTER OF TRANSMITTAL MUST BE
                     RECEIVED BY BNY MELLON ASSET SERVICING
                             BY SEPTEMBER 30, 2011.

                             THE OFFER WILL EXPIRE
            AT 12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 30, 2011,
                         UNLESS THE OFFER IS EXTENDED.

               Complete This Letter Of Transmittal And Return To:

                   GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

                   GMAM Absolute Return Strategies Fund, LLC
                         c/o BNY Mellon Asset Servicing
                        P.O. Box 220, Claymont, DE 19703
                Attention: Tender Offer Administrator - GMAM ARS
                    Phone: (888) 697-9661 or (866) 306-0232
      Fax: (302) 791-2790 Attention: Tender Offer Administrator - GMAM ARS

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Ladies and Gentlemen:

   The undersigned hereby tenders to GMAM Absolute Return Strategy Fund I (the "Fund"), a series of GMAM Absolute Return Strategies Fund, LLC (the "Company"), a closed-end, non-diversified, management investment company organized as a limited liability company under the laws of the State of Delaware (the "Fund"), the outstanding units of interest in the Fund or portion thereof (the "Interest") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated September 1, 2011 (the "Offer"), receipt of which is hereby acknowledged in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

   The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

   The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

   The payment of the purchase amount for the Interest tendered by the undersigned (the "Tender Payment") will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of in-kind distributions, an arrangement for delivery of such securities will be made by Adviser and notified to the undersigned.

   All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer, this tender is irrevocable.

   PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC, C/O BNY MELLON ASSET SERVICING, P.O. BOX
   220, CLAYMONT, DE 19703, ATTENTION: TENDER OFFER ADMINISTRATOR - GMAM ARS.
      FOR ADDITIONAL INFORMATION: PHONE: (888) 697-9661 OR (866) 306-0232.

                                       2

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PART 1.  NAME:

         Name of Member:
                         -------------------------------------

         Telephone Number:
                           -----------------------------------

PART 2. AMOUNT OF OUTSTANDING UNITS OF INTEREST BEING TENDERED:

        [ ]  The undersigned's entire outstanding units of interest.

        [ ] A portion of the undersigned's outstanding units of interest expressed as a specific dollar value.

             $
              --------------------------------

             The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the required minimum account balance of at least $10,000,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the required minimum balance is maintained or to repurchase all of the undersigned's outstanding units of interests.

PART 3. PAYMENT:

        CASH  PAYMENT

        Cash payments will be wire transferred to the account you specify below:

                       -------------------------------------
                                  Name of Bank

                       -------------------------------------
                                Address of Bank

                       -------------------------------------
                                   ABA Number

                       -------------------------------------
                                 Account Number

                       -------------------------------------
                         Name Under Which Account Is Held

                                      3

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PART 4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                              FOR OTHER INVESTORS:
AND JOINT TENANTS:

-------------------------------------------           ---------------------------------------
Signature                                             Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

-------------------------------------------           ---------------------------------------
Print Name of Investor                                Signature
                                                      (SIGNATURE OF OWNER(S) EXACTLY AS
                                                      APPEARED ON SUBSCRIPTION AGREEMENT)

-------------------------------------------           ----------------------------------------
Joint Tenant Signature if necessary                   Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
ON SUBSCRIPTION AGREEMENT)

-------------------------------------------           -----------------------------------------
Print Name of Joint Tenant                            Co-signatory if necessary (SIGNATURE
                                                      OF OWNER(S) EXACTLY AS APPEARED ON
                                                      SUBSCRIPTION AGREEMENT)

                                                      -------------------------------------------
                                                      Print Name and Title of Co-signatory

Date:
     --------------------

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